Exhibit 32.1

Certification

I, Todd J. Zelek, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q/A of Cavitation Technologies, Inc. for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Cavitation Technologies, Inc.

/s/ Todd J. Zelek
Name:	Todd J. Zelek
Title:	Chief Executive Officer
Date:	October 20, 2011

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being "filed" as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.